Exhibit 10.1

11190 Biscayne Blvd.

Miami, FL 33181

(305) 895-0304

December 12, 2005

Mr. David Natan

11190 Biscayne Blvd.

Miami, FL 33181

Dear Mr. Natan:

This letter agreement amends that certain employment agreement between you and SFBC International, Inc. (the “Company”) dated May 20, 2005 (the “Employment Agreement”).

1.   Effective immediately, the Term of Employment referenced in Section 2(a) of the Employment Agreement is extended through March 31, 2008.

2.  Effective immediately, the payment of compensation due under Section 6(c) Termination without Cause or Termination for Good Reason of the Employment Agreement is changed from compensation equal to one year’s base salary to compensation equal to the greater of 18 months base salary or the base salary due for the remainder of the Term.

We each acknowledge that in all other respects, the terms and conditions of the Employment Agreement remain in full force and effect.  Please indicate your agreement with the foregoing by signing below.

Sincerely,

SFBC International, Inc.

By:	/s/ ARNOLD HANTMAN
Arnold Hantman Chief Executive Officer

Acknowledged and agreed

This 12 day of December, 2005

______________________

David Natan